SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549



                                    FORM 8-K

                                 CURRENT REPORT

                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934



       Date of Report (date of earliest event reported): January 28, 2000



                             INTERNET HOLDINGS, INC.
               (Exact Name of Company as Specified in its Charter)


     UTAH                          0-26886                         13-3758042
(State or Other                  (Commission                       (Employer
 Jurisdiction)                   File Number)                     Identification
                                                                     Number)


       2 Montpelier Street, Knightsbridge, London SW7 1EZ, United Kingdom
                    (Address of Principal Executive Offices)



      Company's Telephone Number, Including Area Code: 011 44 171 584 1173


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ITEM 9. SALES OF EQUITY SECURITIES PURSUANT TO REGULATION S.

     Pursuant to the Underwriting agreement between, Internet Holdings, Inc. (The "Company") and Panther Capital Ltd. ("Panther") dated January 6, 2000, on January 28, 2000 the Company sold 5,000,000 shares of its common stock, par value $0.001, at a price of $1.00 per share to Panther. The Company received the full $5,000,000 and estimates that its expenses for the issue will be less than $50,000.

     In consideration for underwriting the issue in full, Panther received warrants to purchase up to 1,000,000 shares of common stock of the Company (the "Warrants"). The Warrants are exercisable at $1.00 per share if exercised within one year of the date of the First Closing of the Agreement which occurred on January 28, 2000 (the "First Closing") and at a price of $10.00 per share if exercised within two years of the date of the First Closing. Warrants which have not been exercised before the second anniversary of the First Closing will expire automatically.

     The Common Stock was sold, pursuant to an exemption from registration under Regulation S promulgated under the Securities Act of 1933, as amended (the "Securities Act"), outside the U.S. to corporations or individuals who are "Accredited Investors" and who are not "U.S. Persons" as such terms are defined under Regulation S.

     For a more detailed description of the Agreement, reference is made to the Company's report on Form 8-K filed January 31, 2000 which is hereby incorporated herein.

ITEM 7. FINANCIAL STATEMENTS, PRO-FORMA INFORMATION AND EXHIBITS.

(c)  Exhibits

     Number         Description
     ------         -----------

     10.1 Underwriting Agreement between Panther Capital Ltd and Internet Holdings, Inc. dated January 6, 2000(1)

     10.2 Form of Subscription Agreement to Purchase Common Stock under Regulation S(2)

----------
(1) Exhibit 10.1 is hereby incorporated herein by reference to Exhibit 10.1 of the Company's report on Form 8-K filed January 31, 2000.

(2) Exhibit 10.2 is hereby incorporated herein by reference to Exhibit 10.2 of the Company's report on Form 8-K filed January 31, 2000.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            INTERNET HOLDINGS, INC.

February 7, 2000                            By: /s/ Stefan Allesch-Taylor
                                                -------------------------
                                                Stefan Allesch-Taylor,
                                                President